Exhibit 10.10

CONSENT, LIMITED WAIVER AND AMENDMENT NO. 2

TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT

AND

AMENDMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN)

CONSENT, LIMITED WAIVER AND AMENDMENT NO. 2 TO SECOND LIEN CREDIT AND GUARANTY AGREEMENT AND AMENDMENT NO. 1 TO PLEDGE AND SECURITY AGREEMENT (SECOND LIEN), dated as of August 18, 2009 (this “Agreement”), among X-RITE, INCORPORATED, a Michigan corporation, and successor by merger to OTP, Incorporated, X-Rite Ma, Incorporated, Monaco Acquisition Company, Holovision Acquisition Company and Pantone India, Inc. (“Borrower”), certain Subsidiaries of Borrower listed on the signature pages hereof under the heading “Other Credit Parties”, as Guarantors, (such Subsidiaries, together with Borrower, are referred to herein each individually as a “Credit Party” and collectively as the “Credit Parties”), THE BANK OF NEW YORK MELLON (f/k/a The Bank of New York), as administrative agent (in such capacity, together with its permitted successors in such capacity, “Administrative Agent”) and as collateral agent (in such capacity, together with its permitted successors in such capacity, “Collateral Agent”), in each case for certain financial institutions from time to time party thereto (each a “Lender” and collectively the “Lenders”), and the LENDERS signatory hereto.

WITNESSETH:

WHEREAS, Borrower, the other Credit Parties, Administrative Agent, Collateral Agent and the Lenders are parties to that certain Second Lien Credit and Guaranty Agreement, dated as of October 24, 2007 (as amended by that certain Forbearance Agreement and Consent, Waiver and Amendment No. 1 to Second Lien Credit and Guaranty Agreement dated as of August 20, 2008, as amended hereby and as may be further amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”; capitalized terms used herein and not defined herein shall have the meanings ascribed thereto in the Credit Agreement or in the Pledge and Security Agreement described below, as applicable);

WHEREAS, Borrower, the other Credit Parties and Collateral Agent are parties to that certain Pledge and Security Agreement (Second Lien), dated as of October 24, 2007 (as amended hereby and as may be further amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Pledge and Security Agreement”);

WHEREAS, pursuant to the Credit Agreement, (a) the Lenders have made certain Loans to Borrower, and (b) each Credit Party (other than Borrower) has guaranteed all existing and future Obligations of Borrower and the other Credit Parties;

WHEREAS, pursuant to the Pledge and Security Agreement, each of Borrower and each other Credit Party has secured all of the Obligations by granting to Collateral Agent, for the benefit of the Secured Parties, a Lien on the Collateral described therein;

WHEREAS, the Credit Parties have informed Administrative Agent and the Lenders that the Credit Parties desire to implement an entity structure reorganization and, in connection therewith, in order to effectuate such entity structure reorganization, (a) Borrower desires to form a wholly-owned Foreign Subsidiary (the “New Subsidiary Formation”) under the laws of Switzerland (“New Amazys Holdco”), (b) Borrower desires to sell one hundred percent (100%) of the issued and outstanding equity securities of Amazys Holding GmbH, a corporation formed under the laws of Switzerland, formerly known as Amazys Holding AG (“Amazys”) to the New Amazys Holdco (the “Amazys Sale”) in exchange for an intercompany promissory note (which shall be in form and substance reasonably acceptable to the Lenders) issued by New Amazys Holdco in favor of Borrower in an aggregate principal amount to be determined based on a third party valuation of Amazys (the “Amazys Sale Note”), (c) following the consummation of the Amazys Sale and the issuance of the Amazys Sale Note, Amazys desires to merge with and into New Amazys Holdco, with New Amazys Holdco being the surviving entity (the “Amazys Merger”) and (d) following the consummation of the Amazys Merger, X-Rite Europe GmbH, a corporation formed under the laws of Switzerland (“X-Rite Europe”), a wholly-owned Foreign Subsidiary of New Amazys Holdco, desires to issue an intercompany promissory note (which shall be in form and substance reasonably acceptable to the Lenders) to New Amazys Holdco in an aggregate principal amount to be determined based on X-Rite Europe’s balance sheet (the “Amazys Subsidiary Note”; the New Subsidiary Formation, the Amazys Sale, the issuance of the Amazys Sale Note, the Amazys Merger and the issuance of the Amazys Subsidiary Note are referred to herein as the “Amazys Restructuring”);

WHEREAS, GoldenTree Asset Management LP and/or certain of its Affiliates (collectively, “Selling Lender”) desire to sell and assign to the Permitted Holders, and the Permitted Holders desire to purchase and assume from Selling Lender (the “Loan Purchase”), pursuant to an assignment and assumption agreement substantially in the form of Exhibit A attached hereto (the “Assignment Agreement”), a Loan in an aggregate principal amount equal to $41,561,223.12 (the “Selling Lender Loan”) for a negotiated price as agreed among the Permitted Holders and Selling Lender, and substantially concurrently therewith, the Selling Lender Loan shall be automatically cancelled and deemed no longer outstanding and, in exchange for such cancellation, the Permitted Holders shall receive (a) warrants (the “Warrants”) to acquire an aggregate of 7,500,000 (subject to customary anti-dilution adjustments) shares of common stock, par value $0.10 per share, of Borrower at an initial exercise price of $0.01 per share, and (b) Series A Preferred Stock of Borrower (the “Preferred Stock”) that shall be issued on the terms and conditions set forth in that certain Certificate of Designation, Preferences and Rights of Series A Preferred Stock of X-Rite, Incorporated (the “Certificate of Designations”), as in effect on the Second Amendment Effective Date (as defined below) (the issuance of the Warrants and the Preferred Stock and such cancellation and exchange, in each case, as described above, the “Exchange” and, together with the Loan Purchase, the “Sponsor Purchase Transaction”);

WHEREAS, the Credit Parties have requested that Requisite Lenders (a) consent to the Amazys Restructuring, (b) consent to the Sponsor Purchase Transaction, (c) amend the Credit Agreement and the Pledge and Security Agreement in certain respects, and (d) agree to waive certain provisions of the Credit Agreement as provided for herein in order to permit the consummation of the Sponsor Purchase Transaction and to address certain related matters as set forth herein, in each case in accordance with the terms and subject to the conditions set forth herein; and

WHEREAS, Requisite Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to agree to such waivers, consents and amendments as set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Waiver.

(a) Waiver. Subject to Section 1(c) below, Requisite Lenders hereby waive the provisions of Section 10.6 of the Credit Agreement that would otherwise restrict or prohibit the Sponsor Purchase Transaction; provided, however, that the effectiveness of the foregoing waiver is subject to the following conditions:

(i) the Exchange (including, without limitation, the cancellation of the Selling Lender Loan) is consummated on the Second Amendment Effective Date immediately following the Loan Purchase, and all accrued and unpaid interest (including any PIK Interest) on the aggregate principal par amount of the Selling Lender Loan (“Accrued Interest”) in an aggregate amount equal to $703,836.48 is paid in cash by Borrower on the Second Amendment Effective Date;

(ii) the Preferred Stock is issued in accordance with the terms set forth in the Certificate of Designations (as in effect on the date hereof), accrues and cumulates dividends quarterly at a rate not to exceed 14.375% per annum (plus any applicable penalty or default rate required pursuant to the terms of the Certificate of Designations (as in effect on the date hereof or as amended from time to time as permitted pursuant to the terms of the Credit Agreement, as amended hereby)) and does not require any cash dividends or distributions thereon, cash payments in respect thereof or mandatory redemptions of the Preferred Stock at any time prior to January 23, 2014 (except in connection with a Fundamental Change (as such term is defined in the Certificate of Designations (as in effect on the date hereof or as amended from time to time as permitted pursuant to the terms of the Credit Agreement, as amended hereby) that will result in the Obligations being paid in full in cash); and

(iii) the Warrants do not contain any put rights or otherwise require any mandatory redemptions at any time prior to January 23, 2014 (except in connection with a Fundamental Change (as such term is defined in the Certificate of Designations (as in effect on the date hereof or as amended from time to time as permitted pursuant to the terms of the Credit Agreement, as amended hereby) that will result in the Obligations being paid in full in cash).

In addition, solely for the purpose of consummating the Sponsor Purchase Transaction in accordance with the terms and subject to the conditions set forth in this Agreement and notwithstanding anything to the contrary contained in the Credit Agreement, (a) each Permitted Holder shall be an Eligible Assignee solely for purposes of consummating the Sponsor Purchase Transaction, (b) the provisions of Section 2.17 of the Credit Agreement shall not be construed to apply to (i) any payment made by any Permitted Holders pursuant to and in accordance with the express terms of this Agreement or (ii) any payment obtained by Selling Lender as consideration for the assignment or sale of the Selling Lender Loan pursuant to and in accordance with the express terms of this Agreement, and (c) Accrued Interest in an amount equal to $703,836.48 shall be paid in cash by Borrower to Selling Lender on the Second Amendment Effective Date.

(b) Sponsor Purchase Transaction. For the avoidance of doubt, the Sponsor Purchase Transaction (i) shall not constitute a payment or prepayment pursuant to Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 2.16 or Section 2.17 of the Credit Agreement or for any other purpose under the Credit Agreement and (ii) shall reduce the amount outstanding and due and payable on the Maturity Date (and such reduction, for the avoidance of doubt, shall only apply (on a non-pro rata basis) to the Selling Lender Loan).

From and after the Second Amendment Effective Date, following the consummation of the Exchange, (i) no interest shall accrue on the Selling Lender Loan and (ii) the Selling Lender Loan shall, for all purposes under the Credit Agreement and the other Credit Documents (notwithstanding any provisions therein to the contrary), and without further action by any Person, be automatically cancelled for all purposes and deemed no longer outstanding, from and after which time, the Selling Lender Loan may not be resold, transferred, assigned or participated out by any Permitted Holder, including, but not limited to, in relation to (a) the making of, or the application of, any payments to the Lenders under the Credit Agreement or any other Credit Document, (b) the making of any request, demand, authorization, direction, notice, consent or waiver under the Credit Agreement or any other Credit Document, (c) the transfer of any rights to Borrower as a Lender under the Credit Agreement or any other Credit Document or (d) the determination of Requisite Lenders, or for any similar or related purpose, under the Credit Agreement or any other Credit Document.

(c) Limitation on Waiver. The waiver set forth in this Section 1 shall be limited precisely as written and relate solely to the waiver of the provisions of the Credit Agreement in the manner and to the extent described in Sections 1(a) and 1(b) above, and nothing in this Agreement, nor any actions taken or not taken by any Agent or any Lender pursuant to this Agreement or any other Credit Document, shall or shall be deemed to:

(i) constitute a waiver of compliance by Borrower or any other Credit Party with respect to any other term, provision or condition of the Credit Agreement, any other Credit Document or any other instrument or agreement referred to therein; or

(ii) prejudice any right or remedy that any Agent or Lender may now have or may have in the future under or in connection with the Credit Agreement, any other Credit Document or any other instrument or agreement referred to therein.

Except as expressly set forth herein, the terms, provisions and conditions of the Credit Agreement and the other Credit Documents shall remain in full force and effect and in all other respects are hereby ratified and confirmed.

Section 2. Consents.

(a) Consent to Amazys Restructuring. Effective as of the Second Amendment Effective Date, upon satisfaction of the conditions set forth in Section 5, and notwithstanding anything to the contrary contained in the Credit Agreement (including, without limitation, Section 6.7 (other than Section 6.7(j) of the Credit Agreement, as amended hereby), Section 6.9 and Section 6.10 of the Credit Agreement) or in any other Credit Document, the Lenders signatories hereto hereby consent to the Amazys Restructuring; provided that the effectiveness of the foregoing consent is subject to the following conditions:

(i) all steps of the Amazys Restructuring are consummated no later than June 30, 2010 and the Amazys Merger is consummated promptly following the consummation of the Amazys Sale and the issuance of the Amazys Sale Note;

(ii) the Amazys Sale Note shall be unsecured and shall be subject to a Second Priority Lien in favor of Collateral Agent, for the benefit of the Secured Parties, pursuant to the Pledge and Security Agreement;

(iii) promptly following the formation of New Amazys Holdco, Borrower shall have delivered a Pledge Supplement whereby Borrower shall pledge sixty-five percent (65%) of the voting Capital Stock of New Amazys Holdco and one hundred percent (100%) of the non-voting Capital Stock of New Amazys Holdco (such stock, the “Pledged Stock”) to Collateral Agent, for the benefit of the Secured Parties, together with the stock certificates of New Amazys Holdco representing the Pledged Stock (subject to the Intercreditor Agreement), along with related assignments separate from certificate and proxies, pursuant to which Collateral Agent shall have received, for the benefit of the Secured Parties, a Second Priority Lien in all of the Pledged Stock;

(iv) promptly following the formation of New Amazys Holdco, Borrower shall have delivered (A) a Second Priority Share Pledge Agreement by and between Borrower and Collateral Agent, for the benefit of the Secured Parties, with respect to the Pledged Stock, governed by the laws of Switzerland, in form and substance reasonably satisfactory to Requisite Lenders, (B) certified copies of the Share Register of New Amazys Holdco, (C) the necessary resolutions of New Amazys Holdco (under Swiss law), certified by an authorized officer or a director as being in full force and effect without modification or amendment, and (D) an opinion of Swiss counsel to Borrower, in form and substance reasonably satisfactory to Requisite Lenders;

(v) (A) promptly following the formation of New Amazys Holdco, Borrower shall deliver certified copies of the Organizational Documents of New Amazys Holdco and (B) promptly following the consummation of the Amazys Merger, Borrower shall deliver certified copies of the merger documents effectuating the merger of Amazys with and into New Amazys Holdco, in each case in clauses (A) and (B), that have been certified by the appropriate governmental authority in Switzerland as of a recent date (to the extent such certification is available in Switzerland); and

(vi) Borrower shall have otherwise complied with the requirements of Section 5.10(a) of the Credit Agreement, to the extent applicable.

(b) Consent to Corresponding First Lien Amendment. Effective as of the Second Amendment Effective Date, the Lenders signatories hereto hereby consent to the consent and amendment to the First Lien Credit Documents regarding the substance of this Agreement, substantially in the form attached hereto as Exhibit A (the “Corresponding First Lien Amendment”); provided that the effectiveness of such consent is subject to the consent by the “Requisite Lenders” under and as defined in the First Lien Credit Agreement to the transactions contemplated by this Agreement.

Section 3. Amendments to Credit Agreement. Effective as of the Second Amendment Effective Date, and in reliance on the representations and warranties of the Credit Parties set forth in this Agreement and in the Credit Agreement, as amended hereby, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following defined terms and their respective definitions in the correct alphabetical order:

“Amazys Sale Note” as defined in the Second Amendment Agreement.

“Certificate of Designations” as defined in the Second Amendment Agreement.

“Preferred Stock” as defined in the Second Amendment Agreement.

“Second Amendment Agreement” means that certain Consent, Limited Waiver and Amendment No. 2 to Second Lien Credit and Guaranty Agreement and Amendment No. 1 to Pledge and Security Agreement (Second Lien), dated as of the Second Amendment Effective Date, by and among Borrower, the Guarantors, certain other Credit Parties, Administrative Agent, Collateral Agent and Requisite Lenders.

“Second Amendment Effective Date” as defined in the Second Amendment Agreement.

(b) Section 1.1 of the Credit Agreement is hereby further amended by substituting the definitions of the terms set forth below in lieu of the current versions of such definitions contained in Section 1.1 of the Credit Agreement:

“Change of Control” means, at any time, (i) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act), other than the Permitted Holders, (a) shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting and/or economic interest in the Capital Stock of Borrower or (b) shall have obtained the power (whether or not exercised) to elect a majority of the members of the board of directors (or similar governing body) of Borrower; (ii) the majority of the seats (other than vacant seats) on the board of directors (or similar governing body) of Borrower cease to be occupied by Persons who were nominated for election by the board of directors of Borrower, a majority of whom were directors on the First Amendment

Effective Date or whose election or nomination for election was previously approved by a majority of such directors; (iii) any “change of control” or similar event under the First Lien Credit Agreement shall occur or (iv) any Fundamental Change (as defined in the Certificate of Designations) or similar event under the Certificate of Designations shall occur.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period, excluding any amount not payable in Cash and, to the extent constituting Consolidated Interest Expense, payments made in respect of the Existing Interest Rate Agreements. Notwithstanding the foregoing, solely for purposes of calculating Interest Coverage Ratio as of any date of measurement ending on or prior to July 3, 2010, Consolidated Cash Interest Expense for any period set forth below included in the twelve month period ending on such date shall be deemed to equal the amount set forth below (each such amount an “Interest Expense Plug”) for such period:

Period:	Interest Expense Plug:
Fiscal Quarter ending closest to March 31, 2009	$4,842,925.00
Fiscal Quarter ending closest to June 30, 2009	$4,625,773.00
Fiscal month ending closest to July 31, 2009	$1,306,555.00
Fiscal month ending closest to August 31, 2009	$1,306,555.00

“Consolidated Excess Cash Flow” means, for any period, an amount (if positive) equal to: (i) the sum, without duplication, of the amounts for such period of (a) Consolidated Adjusted EBITDA, plus (b) the Consolidated Working Capital Adjustment, minus (ii) the sum, without duplication, of the amounts for such period of (a) Consolidated Capital Expenditures (net of any proceeds of (y) any related financings with respect to such expenditures and (z) any sales of assets used to finance such expenditures), (b) Consolidated Cash Interest Expense, (c) provisions for current taxes based on income of Borrower and its Subsidiaries and payable in Cash with respect to such period, (d) Cash payments for the purchase price paid in connection with Permitted Acquisitions (whether or not consummated), to the extent not paid with the proceeds of any Indebtedness (other than “Revolving Loans” under and as defined in the First Lien Credit Agreement) or from the issuance of, or capital contribution in respect of, any equity securities, (e) transaction costs and expenses paid in Cash in connection with Permitted Acquisitions (whether or not consummated) and added back to net income in the determination of Consolidated Adjusted EBITDA and (f) restructuring charges paid in cash in connection with the Pantone Mergers, the Prior Tender Offer and restructurings occurring after the First Amendment Effective Date, solely to the extent (x) added back to Consolidated Net Income in the calculation of Consolidated Adjusted EBITDA and (y) not paid with the proceeds of any Indebtedness (other than “Revolving Loans” under and as defined in the First Lien Credit Agreement) or from the issuance of, or capital contribution in respect of, any Capital Stock or other equity securities.

“Restricted Junior Payment” means (i) any dividend or other distribution, direct or indirect, on account of any shares or units of any Capital Stock of Borrower or any

Subsidiary of Borrower now or hereafter outstanding, except a dividend payable solely in shares or units of any Capital Stock to the holders of that class; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Capital Stock of Borrower or any Subsidiary of Borrower now or hereafter outstanding; (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Capital Stock of Borrower or any Subsidiary of Borrower now or hereafter outstanding and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to any Indebtedness permitted to be incurred pursuant to Section 6.1(n).

(c) Section 1.1 of the Credit Agreement is hereby further amended by amending the definitions of the terms set forth below as follows:

(i) The definition of “Adjusted Eurodollar Rate” is hereby amended by deleting the words “Lead Arranger” appearing therein and substituting the words “Ableco Finance LLC (or such other Lender with the largest Loan Exposure as of such Interest Rate Determination Date)” in lieu thereof.

(ii) The definition of “Permitted Acquisition” is hereby amended by (A) deleting the words “Lead Arranger” appearing in clause (v) thereof and substituting the words “Administrative Agent (and Administrative Agent shall have provided a copy thereof to each Lender)” in lieu thereof and (B) deleting the words “Lead Arranger” appearing in clause (vii) thereof and substituting the words “Requisite Lenders” in lieu thereof.

(iii) The definition of “Phase I Report” is hereby amended by deleting the words “Lead Arranger” appearing therein and substituting the words “Requisite Lenders” in lieu thereof.

(d) Section 5.1 of the Credit Agreement is hereby amended by deleting the words “, Lead Arranger” appearing therein.

(e) Section 5.10(a) of the Credit Agreement is hereby amended by deleting the words “Lead Arranger and” appearing therein.

(f) Section 5.14(b) of the Credit Agreement is hereby amended by deleting the words “Required Lenders” appearing therein and substituting the words “Requisite Lenders” in lieu thereof.

(g) Section 5.18 of the Credit Agreement is hereby amended by deleting the words “Lead Arranger and” appearing therein.

(h) Section 6.1(b) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(b) Investments permitted pursuant to Sections 6.7(d) and 6.7(j);”.

(i) Section 6.1(n) of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(n) solely to the extent consented to by the holders of the Preferred Stock, unsecured Indebtedness of Borrower and its Subsidiaries not to exceed $35,000,000 in aggregate principal amount at any time outstanding which is subordinated to the Obligations in a manner reasonably satisfactory to Requisite Lenders; provided that, immediately prior to the incurrence of any such Indebtedness, the Leverage Ratio, as determined of the last day of the immediately preceding Fiscal Quarter with respect to which Borrower has delivered to Administrative Agent, Lead Arranger and Lenders the financial statements required pursuant to Section 5.1(b), for the twelve (12) month period ending on such date, is less than 4.00 to 1.00.”.

(j) Section 6.5 of the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“6.5 Restricted Junior Payments. No Credit Party shall, nor shall it permit any of its Subsidiaries through any manner or means to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment, except that (a) the foregoing shall not prohibit any Subsidiary of Borrower from making dividends or distributions, directly or indirectly, to Borrower or to any wholly owned Subsidiary of Borrower, (b) Borrower may accrue and cumulate dividends (but not pay in cash) on the Preferred Stock in accordance with the terms set forth in the Certificate of Designations (as in effect on the Second Amendment Effective Date or as amended from time to time as permitted pursuant to Section 6.17), and (c) Borrower and its Subsidiaries may pay, as and when due and payable, regularly scheduled payments of interest in respect of any Indebtedness incurred pursuant to Section 6.1(n), to the extent such payments are permitted pursuant to the subordination terms governing such Indebtedness. Except as expressly permitted by the foregoing sentence, no Credit Party shall, nor shall it permit any of its Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make or set apart, or agree to declare, order, pay, make or set apart, any sum for any Restricted Junior Payment in respect of any Indebtedness permitted to be incurred pursuant to Section 6.1(n).”.

(k) Section 6.7 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (h) thereof, (ii) deleting the period at the end of clause (i) thereof and substituting “; and” therefor and (iii) adding a new clause (j) thereto immediately following clause (i) thereof as follows:

“(j) the intercompany loan that is evidenced by the Amazys Sale Note; provided that the Amazys Sale Note shall be subject to a Second Priority Lien in favor of Collateral Agent pursuant to the Pledge and Security Agreement;”.

(l) Section 6 of the Credit Agreement is hereby amended by adding a new Section 6.17 thereto immediately following Section 6.16 thereof as follows:

“6.17 Amendments to Certificate of Designations. No Credit Party shall nor shall it permit any of its Subsidiaries to amend, amend and restate, supplement, waive or otherwise modify the Certificate of Designations (or the terms of the Preferred Stock) (a) to require the payment of any cash dividends or distributions or any other cash payments in respect thereof or to require mandatory redemptions of the Preferred Stock at any time prior to January 23, 2014 (except in connection with a Fundamental Change (as such term is defined in the Certificate of Designations (as in effect on the Second Amendment Effective Date or as amended from time to time as permitted pursuant to the terms of this Agreement) that will result in the Obligations being paid in full in cash), (b) to increase the quarterly rate at which cumulative dividends accrue on the Preferred Stock in excess of 14.375% per annum (plus any applicable penalty or default rate required pursuant to the terms of the Certificate of Designations (as in effect on the Second Amendment Effective Date or as amended from time to time pursuant to the terms of this Agreement)), or (c) in any other manner that would be materially adverse to the Agents or any Lender.”.

(m) Section 9.2 of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety and substituting the following in lieu thereof:

“Administrative Agent hereby agrees that it shall (i) furnish to each Lender, upon such Lender’s request, a copy of the Register, (ii) cooperate with Lenders in granting access to any potential lenders identified to the Platform and (iii) maintain each Lender’s access to the Platform.”.

(n) Section 9.3(b) of the Credit Agreement is hereby amended by deleting the words “Lead Arranger and/or Required Lenders” appearing therein and substituting the words “Requisite Lender” in lieu thereof.

(o) Section 10.3 of the Credit Agreement is hereby amended by inserting the words “(which term shall for the purposes of this Section 10.3 include Lead Arranger)” immediately after the words “indemnify, pay and hold harmless, each Agent” appearing in clause (a) thereof.

(p) Section 10.17 of the Credit Agreement is hereby amended by deleting the words “(which term shall for the purposes of this Section 10.17 include Lead Arranger)” appearing therein.

(q) Appendix B to the Credit Agreement is hereby amended by inserting the following at the end thereof:

“ABLECO FINANCE LLC,

as a Lender:

Ableco Finance LLC

c/o Cerberus California LLC

11812 San Vicente Blvd, Suite 300

Los Angeles, CA 90049

Attention: Christopher R. Hebble

Telecopier: (310) 826-9203

ARES CAPITAL CORPORATION,

as a Lender:

Ares Capital Corporation

c/o Ares Management

1999 Avenue of the Stars

Suite 1900

Los Angeles, CA 90067

Attention: Michael J. Zugay

Telecopier: (310) 921-7213”

Section 4. Amendments to Pledge and Security Agreement. Effective as of the Second Amendment Effective Date, and in reliance on the representations and warranties of Borrower and the other Credit Parties set forth in this Agreement and in the Credit Agreement, as amended hereby, and the Pledge and Security Agreement, as amended hereby, the Pledge and Security Agreement is hereby amended as follows:

(a) Section 4.7(b)(iii) of the Pledge and Security Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(iii) it shall, together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c) of the Credit Agreement, notify the Collateral Agent of the filing of any application to register any Copyright in the United States Copyright Office or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) during the most recent Fiscal Quarter then ended by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto;”.

(b) Section 4.7(b)(vii) of the Pledge and Security Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(vii) it shall, together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c) of the Credit Agreement, report to the Collateral Agent (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Grantor or through any agent, employee, licensee, or designee thereof) during the most recent Fiscal Quarter then ended and (ii) the registration of any Intellectual Property by any such office during the most recent Fiscal Quarter then ended, in each case by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto;”.

(c) Section 4.7(b)(viii) of the Pledge and Security Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(viii) it shall, together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c) of the Credit Agreement, report to the Collateral Agent the registration of any Copyright by the United States Copyright Office or any state registry or foreign counterpart of the foregoing during the most recent Fiscal Quarter then ended by executing and delivering to the Collateral Agent a completed Pledge Supplement, together with all Supplements to Schedules thereto;”.

(d) Section 4.7(b)(x) of the Pledge and Security Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(x) no Grantor shall sell, assign, transfer, license, grant any option, or create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for the Lien created by and under this Agreement and the other Credit Documents and other Permitted Liens;”.

(e) Section 4.7(b)(xiii) of the Pledge and Security Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

“(xiii) it shall, promptly upon the reasonable request of the Collateral Agent, together with each delivery of financial statements of Borrower and its Subsidiaries pursuant to Sections 5.1(b) and 5.1(c) of the Credit Agreement, update Schedule 4.7 so that, as of the date of such update, it sets forth a true and complete list of (1) all material United States, state and foreign registrations of and applications for Patents, Trademarks, and Copyrights owned by each Grantor and (2) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses material to the conduct of the business of such Grantor;”.

Section 5. Conditions to Effectiveness of this Agreement. Notwithstanding anything to the contrary set forth herein, this Agreement shall become effective (the date of such effectiveness being referred to herein as the “Second Amendment Effective Date”) upon satisfaction in a manner reasonably satisfactory to Administrative Agent of each of the following conditions:

(a) Administrative Agent and Collateral Agent shall have received a counterpart signature page of this Agreement duly executed by each Credit Party, Administrative Agent, Collateral Agent and Lenders comprising Requisite Lenders;

(b) Administrative Agent shall have received (i) a copy of the fully executed Corresponding First Lien Amendment, and (ii) evidence that all conditions contained therein (other than the effectiveness of this Agreement) have been satisfied;

(c) Borrower shall have paid to Administrative Agent in immediately available Dollars, for the account of each Lender that has delivered an executed signature page to this Agreement on or prior to 5:00 p.m., New York City time, on August 17, 2009 (collectively, the “Signing Lenders”), a fee in an amount equal to 0.10%% of each such Signing Lender’s Loan Exposure as of the Second Amendment Effective Date (after giving effect to the Loan Purchase), which fee shall be non-refundable for any reason and shall be fully earned and payable as of the date hereof;

(d) Borrower shall have paid all fees then due and payable to the Agents and Lead Arranger pursuant to the Credit Documents and, to the extent invoiced by Lead Arranger not less than two (2) Business Days prior to the Second Amendment Effective Date, shall have reimbursed the Agents and Lead Arranger for all reasonable costs and expenses incurred by the Agents and Lead Arranger in connection with this Agreement, including, without limitation, the preparation, negotiation and execution of this Agreement (including reasonable attorney’s fees of counsel to the Agents and Lead Arranger);

(e) Administrative Agent shall have received a copy of the Assignment Agreement, duly executed by Selling Lender and each Permitted Holder;

(f) Selling Lender shall have received from the Permitted Holders the funds required to consummate the Loan Purchase;

(g) Administrative Agent shall have received a copy of the Certificate of Designations, in form and substance reasonably satisfactory to each Lender signatory hereto, duly executed by Borrower;

(h) the accuracy of the representations and warranties contained in Section 6; and

(i) no Default or Event of Default under the Credit Agreement shall have occurred and be continuing.

The “Second Amendment Effective Date” shall mean the first date on which each of the conditions set forth in this Section 5 have been satisfied.

Section 6. Representations and Warranties. To induce the Agents and the Lenders to enter into this Agreement, each Credit Party hereby represents and warrants to the Agents and Lenders that as of the date hereof:

(a) each of the representations and warranties made by such Credit Party contained in the Credit Documents are true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such date, except to the extent such representation or warranty expressly relates to an earlier date (in which case, such representations and warranties were true and correct in all material respects (without duplication of any materiality qualifiers contained therein) as of such earlier date);

(b) such Credit Party has all requisite corporate or limited liability company, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement, the Credit Agreement, as amended hereby, and the Pledge and Security Agreement, as amended hereby;

(c) the execution, delivery and performance by such Credit Party of this Agreement, the Credit Agreement, as amended hereby, and the Pledge and Security Agreement, as amended hereby, have been duly authorized by all necessary action by such Credit Party;

(d) the execution, delivery and performance by such Credit Party of this Agreement, the Credit Agreement, as amended hereby, and the Pledge and Security Agreement, as amended hereby, and the consummation of the transactions contemplated by this Agreement, the Credit Agreement, as amended hereby, and the Pledge and Security Agreement, as amended hereby, do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Borrower or any of its Subsidiaries, any of the Organizational Documents of Borrower or any of its Subsidiaries or the Certificate of Designations, or any order, judgment or decree of any court or other agency of government binding on Borrower or any of its Subsidiaries, except to the extent that any such violations could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect; (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Borrower or any of its Subsidiaries, except to the extent that any such conflicts, breaches or defaults could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect; (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Borrower or any of its Subsidiaries (other than any Liens created under any of the Credit Documents in favor of Collateral Agent, on behalf of Secured Parties, and Liens created under any of the First Lien Credit Documents in favor of First Lien Collateral Agent as contemplated by the Corresponding First Lien Amendment); or (iv) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Borrower or any of its Subsidiaries, except for such approvals or consents that were obtained on or before the date hereof and disclosed in writing to Administrative Agent except for any such approvals or consents the failure of which to obtain could not singly or in the aggregate reasonably be expected to have a Material Adverse Effect;

(e) this Agreement, the Credit Agreement, as amended hereby, and the Pledge and Security Agreement, as amended hereby, each constitutes, the legal, valid and binding obligation of such Credit Party, enforceable against such Person in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability; and

(f) no Default or Event of Default presently exists.

Section 7. Reference and Effect on the Credit Documents.

(a) On and after the Second Amendment Effective Date each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and the other Credit Documents to the “Credit Agreement”, shall mean and be a reference to the Credit Agreement, as amended or otherwise modified hereby. On and after the Second Amendment Effective Date each reference in the Pledge and Security Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Pledge and Security Agreement, and each reference in the other Credit Documents to the “Pledge and Security Agreement”, shall mean and be a reference to the Pledge and Security Agreement, as amended or otherwise modified hereby.

(b) The Credit Agreement, the Notes, the Pledge and Security Agreement and each of the other Credit Documents, as specifically amended or otherwise modified by this Agreement, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

(c) The execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provision of any of the Credit Documents. The Credit Agreement and the other Credit Documents are in full force and effect and are hereby in all respects ratified and confirmed.

(d) Except as expressly set forth herein, nothing contained in this Agreement and no action by, or inaction on the part of, any Lender or the Agent shall, or shall be deemed to, directly or indirectly constitute a consent to or waiver of any past, present or future violation of any provisions of the Credit Agreement or any other Credit Document.

(e) This Agreement is a Credit Document.

Section 8. Amendments; Successors and Assigns. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Credit Party therefrom, shall in any event be effective without the written concurrence of Administrative Agent, Collateral Agent and Lenders comprising Requisite Lenders and, in the case of any such amendment or modification, each of the Credit Parties. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Credit Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated to any other Person by any Credit Party without the prior written consent of Administrative Agent, Collateral Agent and Lenders comprising Requisite Lenders.

Section 9. Agreement Not a Defense. Each Credit Party agrees that, subject to the terms and provisions of this Agreement, the agreements of the Agents and Lenders under this Agreement shall not constitute a defense by the Credit Parties to the exercise by any Agent or any Lender of any right, power or remedy which such Person may have under or in respect of the Credit Agreement or any of the other Credit Documents and any other agreement or document relating thereto (and including rights, powers and remedies at law, in equity or by statute).

Section 10. GOVERNING LAW AND JURISDICTION.

(a) GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

(b) SUBMISSION TO JURISDICTION. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY CREDIT PARTY ARISING OUT OF OR RELATING HERETO MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH CREDIT PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE CREDIT PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.1 OF THE CREDIT AGREEMENT; (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE CREDIT PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY CREDIT PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 11. Miscellaneous.

(a) Further Assurances. At any time or from time to time upon the request of Administrative Agent, each Credit Party will, at its expense, promptly execute, acknowledge and deliver such further documents and do such other acts and things as Administrative Agent or Collateral Agent may reasonably request in order to effect fully the purposes of this Agreement.

(b) Consent of Guarantors. Each Guarantor hereby (i) consents to the terms and provisions hereof, (ii) acknowledges that notwithstanding the execution and delivery hereof, the obligations of each such Guarantor are not impaired or affected and its Guaranty continues in full force and effect, and (iii) ratifies, confirms and reaffirms its Guaranty and each of the Credit Documents to which it is a party.

(c) Reaffirmation. Each of the Credit Parties as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Credit Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Credit Documents to which it is a party (after giving effect hereto)

and (ii) to the extent such Credit Party granted liens on or security interests in any of its property pursuant to any such Credit Document as security for or otherwise guaranteed Borrower’s Obligations under or with respect to the Credit Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby.

(d) Release of Claims. In consideration of the Lenders’ and the Agents’ agreements contained in this Agreement, each Credit Party hereby irrevocably releases and forever discharge each of the Agents, Lenders, and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, which such Credit Party ever had or now has against any Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of any Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Credit Document on or prior to the date hereof and actually known to such Credit Party as of the date hereof (it being understood and agreed that nothing herein shall affect the continued effectiveness of the indemnity provisions set forth in Section 10.3 of the Credit Agreement).

(e) No Waiver, Etc. Except as otherwise expressly set forth herein, nothing in this Agreement is intended or shall be deemed or construed to extend to or affect in any way any of the Obligations or any of the rights and remedies of any Agent or any Lender arising under the Credit Agreement, any of the other Credit Documents or applicable law. The failure of any Agent or any Lender at any time or times hereafter to require strict performance by any Credit Party or any other Person obligated under any Credit Document of any of the respective provisions, warranties, terms and conditions contained herein or therein shall not waive, affect or diminish any right of such Person at any time or times thereafter to demand strict performance thereof; and no rights of any Agent or any Lender hereunder shall be deemed to have been waived by any act or knowledge of such Person, or any of its agents, attorneys, officers or employees, unless such waiver is contained in an instrument in writing signed by an authorized officer of such Person and specifying such waiver. Except as otherwise expressly set forth herein, no waiver by any Agent or any Lender of any of its rights or remedies shall operate as a waiver of any other of its rights or remedies or any of its rights or remedies on a future occasion at any time and from time to time. All terms and provisions of the Credit Agreement and each of the other Credit Documents remain in full force and effect, except to the extent expressly modified by this Agreement.

(f) Execution in Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any party hereto may execute and deliver a counterpart of this Agreement by delivering by facsimile transmission or electronic mail in portable document format a signature page of this Agreement signed by such party, and such signature shall be treated in all respects as having the same effect as an original signature.

(g) Acknowledgment of Legal Counsel; Drafting of Agreement. Each Credit Party represents and warrants that it is represented by legal counsel of its choice, is fully aware of the terms contained in this Agreement and has voluntarily and without coercion or duress of any kind whatsoever, entered into this Agreement and the agreements, documents and instruments, if any, executed in connection with this Agreement. Each Credit Party further represents and warrants and acknowledges and agrees that it has participated in the drafting of this Agreement.

(h) Severability. The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement in any jurisdiction shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement or of such provision or obligation in any other jurisdiction.

(i) No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective successors and assigns. No Person other than the parties hereto, their respective successors and assigns and any other Lender shall have rights hereunder or be entitled to rely on this Agreement, and all third-party beneficiary rights are hereby expressly disclaimed.

(j) Section Titles. The section and subsection titles contained in this Agreement are included for convenience only, shall be without substantive meaning or content of any kind whatsoever, and are not a part of the agreement between the Agents and the Lenders, on the one hand, and the Credit Parties on the other hand. Any reference in this Agreement to any “Section” refers, unless the context otherwise indicates, to a section of this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

BORROWER:

X-RITE, INCORPORATED, a Michigan corporation, and successor by merger to OTP, Incorporated, X-Rite Ma, Incorporated, Monaco Acquisition Company, Holovision Acquisition Company and Pantone India, Inc., as Borrower

By:	/s/ Thomas J. Vacchiano Jr.
Name:	Thomas J. Vacchiano Jr.
Its:	Chief Executive Officer

OTHER CREDIT PARTIES:

X-RITE GLOBAL, INCORPORATED, a Michigan corporation, as a Guarantor
X-RITE HOLDINGS, INC., a Michigan corporation, as a Guarantor
XR VENTURES, LLC, a Michigan limited liability company, as a Guarantor
GRETAGMACBETH LLC, a Delaware limited liability company, as a Guarantor
PANTONE, INC., a Delaware corporation, as a Guarantor
PANTONE ASIA, INC., a Delaware corporation, as a Guarantor
PANTONE GERMANY, INC., a Delaware corporation, as a Guarantor
PANTONE JAPAN, INC., a Delaware corporation, as a Guarantor
PANTONE U.K., INC., a Delaware corporation, as a Guarantor

By:	/s/ Thomas J. Vacchiano Jr.
Name:	Thomas J. Vacchiano Jr.
Title:	President

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

THE BANK OF NEW YORK MELLON (f/k/a The Bank of New York), as Administrative Agent and Collateral Agent

By:	/s/ Melinda Valentine
Name:	Melinda Valentine
Title:	Vice President

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

GOLDENTREE 2004 TRUST, as a Lender

By:	GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

GOLDENTREE CAPITAL OPPORTUNITIES, LP, as a Lender

By:	GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

GOLDENTREE CAPITAL SOLUTIONS FUND FINANCING, as a Lender

By:	GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

GOLDENTREE CAPITAL SOLUTIONS OFFSHORE FUND FINANCING, as a Lender

By:	GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

GOLDENTREE MULTISTRATEGY FINANCING, LTD, as a Lender

By:	GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

GOLDENTREE MULTISTRATEGY SUBSIDIARY LLC, as a Lender

By:	GoldenTree Asset Management, LP

By:	/s/ Karen Weber
Name:	Karen Weber
Title:	Director – Bank Debt

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ARES CAPITAL CORPORATION, as a Lender

By:	/s/ Eric Beckman
Name:	Eric Beckman
Title:	Partner

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ARCC COMMERCIAL LOAN TRUST 2006, as a Lender

By:	/s/ Joshua M. Bloomstein
Name:	Joshua M. Bloomstein
Title:	Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

ABLECO FINANCE LLC, as a Lender

By:	/s/ Dan Wolf
Name:	Dan Wolf
Title:	President

EXHIBIT A

[FORM OF] ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [insert name of selling lender] (“Assignor”) and [            ] (collectively, “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below, receipt of a copy of which is hereby acknowledged by Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, Assignor hereby irrevocably sells and assigns to Assignee, and Assignee hereby irrevocably purchases and assumes from Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date set forth below, the interest in and to all of Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of Assignor’s outstanding rights and obligations under the facility identified below (the “Assigned Interest”). Such sale and assignment is without recourse to Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by Assignor.

1.	Assignor:	[insert name of selling lender]

2.	Assignee:	[insert names of assignees]

3.	Borrower:	X-Rite, Incorporated

4.	Administrative Agent:	The Bank of New York Mellon (f/k/a The Bank of New York), as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Second Lien Credit and Guaranty Agreement, dated as of October 24, 2007 (as amended or otherwise modified by the Forbearance Agreement and Consent, Waiver and Amendment No. 1 to Second Lien Credit and Guaranty Agreement, dated as of August 20, 2008, and the Consent, Limited Waiver and Amendment No. 2 to Second Lien Credit and Guaranty Agreement, dated as of the date hereof (the “Amendment and Waiver”), and as it may be further amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among X-Rite, Incorporated, a Michigan corporation (“Borrower”), certain subsidiaries of Borrower, as Guarantors, the Lenders party thereto from time to time, The Bank of New York Mellon (f/k/a The Bank of New York), as Administrative Agent and Collateral Agent, and the other parties named therein

6.	Assigned Interest:

List below the Loans to be assigned by Assignor to Assignee, which shall be subject to the terms and conditions of the Amendment and Waiver.

Aggregate Principal Face Amount of Loans of all Lenders			Principal Face Amount of Loans to be Assigned to Assignee			Percentage Assigned of Loans[1]		Price with respect to Loans being offered for assignment to Assignee (price per $1,000 principal face amount)
$	[	]	$	[	]	[	]%	$	[	]

7.	Effective Date: August 18, 2009

[1]	Set forth, to at least 9 decimals, as a percentage of the Loans of all Lenders.

8.	Notice and Wire Instructions:

ASSIGNOR:

[                    ]

Notices:

[                    ]

[                    ]

[                    ]

Attention: [            ]

Telephone: [            ]

Telecopier: [            ]

[with a copy to:]

[                    ]

[                    ]

[                    ]

Attention: [            ]

Telephone: [            ]

Telecopier: [            ]

Wire Instructions:

Bank: [            ]

ABA No.: [            ]

Account Name: [            ]

Account No.: [            ]

ASSIGNEE: [ ] Notices: [ ] [ ] [ ] Attention: [ ] Telephone: [ ] Telecopier: [ ] [with a copy to:] [ ] [ ] [ ] Attention: [ ] Telephone: [ ] Telecopier: [ ]

9. Assignor hereby irrevocably constitutes and appoints Administrative Agent as the true and lawful agent and attorney-in-fact of Assignor with respect to such Loans, with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to complete or fill-in the blanks in this Assignment and deliver the completed Assignment to Assignee and Assignor.

[Signature page follows]

The terms set forth in this Assignment are hereby agreed to by:

ASSIGNOR:

[ ]

By:
Name:
Title:

ASSIGNEE:

[ ]

By:
Name:
Title:

Accepted:

THE BANK OF NEW YORK MELLON

(f/k/a The Bank of New York), as Administrative Agent

By:
Name:
Title:

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR BORROWER

ASSIGNMENT AND ACCEPTANCE

1. Representations and Warranties.

1.1 Assignor. Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is, and on the Effective Date will be, free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby, and (iv) it has received a copy of the Credit Agreement, the Amendment and Waiver and such other documents and information as it has deemed appropriate to make its own decision to enter into this Assignment and to sell and assign the Assigned Interest on the basis of which it has made such decision; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document (as defined below), (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by Borrower, any of its Subsidiaries or any other Person of any of their respective obligations under any Credit Document. Assignor will, upon request, execute and deliver any additional documents deemed by Administrative Agent or Assignee to be necessary or desirable to complete the sale, assignment and transfer of the Assigned Interest. In the event that Assignor has determined for itself to not access any information disclosed by Assignee in connection with this Assignment, Assignor acknowledges that (a) other Lenders may have availed themselves of such information and (b) none of Borrower, Assignee or Administrative Agent has any responsibility for Assignor’s decision to limit the scope of the information it has obtained in connection with its evaluation of the transactions contemplated by this Assignment or its decision to enter into this Assignment.

1.2 Assignee. Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement until such time as the Loans are exchanged for Preferred Stock and automatically cancelled without further action by any Person on the Effective Date, (ii) it meets the requirements of an Eligible Assignee under the Credit Agreement (as amended or otherwise modified by the Amendment and Waiver), (iii) it has transmitted same day funds to Assignor on the Effective Date, and (iv) it has received a copy of the Credit Agreement, the Amendment and Waiver and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision; (b) agrees that it will, independently and without reliance on Administrative Agent, Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents; and (c) acknowledges that the Assigned Interest shall, from and after the Effective Date, immediately following the exchange of such Assigned Interest for Preferred Stock (which exchange shall occur substantially concurrently with the assignment and assumption contemplated hereby) and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding and that Assignee shall have no ability to vote or receive payments in respect of the Assigned Interest.

1.3 No Violation of Laws. Each of Assignor and Assignee acknowledges that it has not violated any applicable laws relating to this Assignment or the transactions contemplated herein.

2. Payments. Payment to Assignor by Assignee in respect of the settlement of the assignment of the Assigned Interest shall be paid by Assignee directly to Assignor (other than all unpaid interest (including any PIK Interest) that has accrued in respect of the Assigned Interest through the Effective Date, which shall be paid in cash by Borrower to Assignor on the Effective Date in accordance with Section 1(a)(i) of the Amendment and Waiver). For the avoidance of doubt, no interest under the Credit Agreement shall accrue with respect to the Assigned Interest from and after the Effective Date and such Assigned Interest shall, from and after the Effective Date, immediately following the exchange of such Assigned Interest for Preferred Stock (which exchange shall occur substantially concurrently with the assignment and assumption contemplated hereby) and without further action by any Person, be deemed cancelled for all purposes and no longer outstanding.

3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to conflict of laws principles thereof.